EXHIBIT - Certificate of Amendment - Certificate of Incorporation

160121001058

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION OF BALTIA AIR LINES, INC.

under section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the corporation is Baltia Air Lines, Inc.

(2) The filing date of the corporation's certificate of incorporation is: 8/24/89.

(3) The corporation is adding 2,000,000,000 common shares and requests that the number of its authorized common shares be increased to 9,986,000,000, amending article 4 to state as follows:

(4) The aggregate number of shares which the corporation shall have authority to issue is 9,986,000,000 common shares ($.00[0]1 par value)* and 2,000,000 preferred shares ($.01 par value) and 50 class B preferred shares ($500,000.00 par value). Shareholders do not have preemptive rights.

(4) The amendment of the certificate of incorporation was authorized:

by the corporation's board of directors and a vote of the majority of all outstanding shares entitled to vote at a meeting on December 21, 2015.

State of New York	)
) ss.
County of Queens	)

I, Russell Thal, being duly sworn, depose and state that I am the President of Baltia Air Lines, Inc., the corporation named in and described above in the foregoing certificate and that I have read the foregoing certificate and know the contents thereof to be true, except as to the matters herein stated to be alleged upon information and belief, and as those matters, I believe them to be true.

________(signed)________
Russell Thal
President & CEO
Baltia Air Lines, Inc.

Sworn to me this __20th__ day of January, 2016 ________(signed)________ Notary Public	LAWRENCE T. HURWITZ ATTORNEY AND COUNSELOR OF LAW No. 24-4866311 QUALIFIED IN KINGS COUNTY TERM EXPIRES MARCH 17, 2019
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IN WHITNESS WHEREOF, this certificate has been subscribed this __20th__ day of May, 2016, by the undersigned who affirms that the statements herein are true under the penalty of perjury.

_________(signed)_______
Russell Thal
President & CEO
Baltia Air Lines, Inc.

160121001058

* typo - par value =$.0001